Exhibit 99.1

FOR IMMEDIATE RELEASE	Lisa K. Klinger Chief Financial Officer (212) 515-2655

lklinger@vince.com

Vince Holding Corp. Reports Third Quarter and Year to Date Fiscal 2014 Results

- Net Sales increased 20.0% for third quarter and 22.6% for year to date 2014 period

- Adjusted Diluted EPS increased 25.0% to $0.35 for third quarter and 31.4% to $0.67 for year to date 2014 period

- Company reiterates Sales and EPS guidance for fiscal 2014

NEW YORK, New York – December 2, 2014 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today reported unaudited results for the third quarter and fiscal year to date period ended November 1, 2014.

Jill Granoff, Chairman and Chief Executive Officer of Vince, commented “It was another strong quarter for the Vince brand. We delivered total sales growth of 20.0% as we again achieved double-digit increases across all distribution channels. In our wholesale segment, sales grew over 17% driven by the strong performance in both our domestic and international markets. In the direct-to-consumer segment, we delivered growth of over 30% as we drove solid comparable store sales growth, benefited from 10 new store openings and continued to see strong momentum in our e-commerce business. In addition, we increased adjusted net income by over 25% while investing in our strategic growth initiatives.”

Vince completed an initial public offering (“IPO”) of its common stock on November 27, 2013. Prior to the IPO and the related restructuring transactions, Vince Holding Corp., formerly known as Apparel Holding Corp. and Kellwood Holding Corp., was a diversified apparel company operating a broad portfolio of fashion brands, which included Vince. As a result of the IPO and the related restructuring transactions, the non-Vince businesses were separated from the Vince business on November 27, 2013, and the Vince business became the sole operating business of Vince Holding Corp. On July 1, 2014, certain stockholders of the Company, including affiliates of Sun Capital Partners, Inc. (collectively, the “Sun Capital Entities”), completed a secondary public offering of the Company’s common stock (the “Secondary Offering”), which decreased the Sun Capital Entities’ ownership of the Company’s common stock from 68.0% to 54.6%.

In this press release, the Company is presenting its financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), and the third quarter and year to date fiscal 2013 financial results reflect the non-Vince businesses as discontinued operations. The Company is also presenting results relating to the third quarter and year to date period of fiscal 2013 on an “adjusted” basis in order to exclude the impact of results of the non-Vince businesses, certain public company transition costs and other adjustments. Results relating to the Company’s year to date period of 2014 are also presented on an “adjusted” basis to exclude the costs related to the Secondary Offering. Adjusted results presented in this press release are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for more information about the Company’s use of non-GAAP financial measures and Exhibits 3 through 5 to this press release for a reconciliation of actual GAAP results to such adjusted results.

For the third quarter ended November 1, 2014:

•	Net sales increased 20.0% to $102.9 million from $85.8 million in the third quarter of fiscal 2013. The wholesale segment increased 17.3% to $78.9 million and the direct-to-consumer segment increased 30.2% to $24.0 million over the third quarter of fiscal 2013. Comparable store sales increased 5.2% over the third quarter of fiscal 2013. Including ecommerce sales, comparable sales increased 8.0%.

•	Gross profit increased 21.4% to $50.6 million from $41.7 million in the third quarter of fiscal 2013. Gross profit as a percentage of net sales increased 50 basis points to 49.2% from 48.7% in fiscal 2013.

•	Selling, general, and administrative expenses were $25.8 million or 25.1% of sales compared to $24.2 million or 28.2% of sales in the third quarter of fiscal 2013, including public company transition costs. Adjusted selling, general, and administrative expenses as a percent of sales were 24.5% in the third quarter of fiscal 2013.

•	Operating income increased 41.6% to $24.8 million or 24.1% of sales compared to $17.5 million or 20.5% of sales for the third quarter of fiscal 2013. Compared to adjusted operating income in fiscal 2013 of $20.7 million operating income increased 19.9%. Adjusted operating income as a percent of sales in the third quarter of fiscal 2013 was 24.2%.

•	Net income increased to $13.3 million, or 12.9% of sales, compared to a net loss of ($2.4) million for the third quarter of fiscal 2013, including public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013. Compared to adjusted net income in fiscal 2013 of $10.6 million, or 12.4% of sales, net income increased 25.4%.

•	Diluted earnings per share for the third quarter of fiscal 2014 was $0.35 compared to a diluted loss per share for the third quarter of fiscal 2013 of ($0.09). Diluted earnings per share increased 25.0% compared to the adjusted diluted earnings per share of $0.28 earned in the third quarter of fiscal 2013.

For the thirty-nine week period ended November 1, 2014:

•	Net sales increased 22.6% to $245.7 million from $200.4 million during the same period of fiscal 2013. The wholesale segment increased 19.2% to $190.6 million and the direct-to-consumer segment increased 35.9% to $55.2 million over the same period of fiscal 2013. Comparable store sales increased 7.4% over the prior year period. Including ecommerce sales, comparable sales increased 10.5%.

•	Gross profit increased 30.4% to $121.1 million from $92.9 million in fiscal 2013. Gross profit as a percentage of net sales increased 300 basis points to 49.3% from 46.3% last year.

•	Selling, general, and administrative expenses were $71.1 million or 29.0% of sales, including the Secondary Offering costs, compared to $58.5 million or 29.1% of sales in the same period of fiscal 2013, including public company transition costs. Adjusted selling, general and administrative expenses were $70.5 million, or 28.7% of sales in fiscal 2014, and $51.3 million, or 25.6% of sales in fiscal 2013.

•	Operating income increased 45.2% to $50.0 million, or 20.3% of sales, compared to $34.4 million, or 17.2% of sales, for the thirty-nine week period of fiscal 2013. Adjusted operating income for fiscal 2014 increased 21.5% and as a percent of sales, was 20.6% compared to 20.8%, for the same period in fiscal 2013.

•	Net income increased to $25.2 million, including the impact of the Secondary Offering costs, compared to a net loss of ($28.0) million in fiscal 2013, including public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013. Adjusted net income increased 31.9% to $25.5 million, or 10.4% of sales in fiscal 2014 compared to adjusted net income of $19.4 million, or 9.7% of sales, for the same period in fiscal 2013.

•	Diluted earnings per share was $0.66 compared to a net loss per share for the same period in fiscal 2013 of ($1.06). Adjusted diluted earnings per share increased 31.4% to $0.67 in fiscal 2014 over $0.51 earned in the same period of fiscal 2013.

Balance Sheet

The Company voluntarily paid down $17.1 million of debt during the third quarter of fiscal 2014 and $47.5 million during the thirty-nine week period of fiscal 2014, resulting in total debt outstanding of $122.5 million as of November 1, 2014. The Company had availability under its Revolving Credit Facility of $21.9 million as of November 1, 2014.

Inventory at the end of the third quarter of fiscal 2014 was $52.7 million versus $36.2 million at the end of the third quarter of fiscal 2013. The planned year-over-year inventory increase was driven primarily by 10 net new store openings since the third quarter of last year, increased in-transit inventory as a result of our operational improvement initiatives, an expanded replenishment program, new handbag inventory in preparation for our fourth quarter launch, and overall global sales growth projections.

Capital expenditures during the third quarter of fiscal 2014 totaled $8.0 million, $3.8 million of which was attributable to new and remodeled stores and shop-in-shop build-outs, and $4.2 million of which was attributable to our new headquarter and showrooms in New York, and new design studio in LA.

2014 Outlook

Ms. Granoff stated, “We are proud of the continued momentum in our 2014 performance and the progress we are making in our evolution to becoming a global, dual-gender lifestyle brand. Our women’s ready to wear and men’s sportswear continued to resonate with our customers and our licensed women’s footwear business is growing ahead of expectations. From a retail perspective, our store expansion strategy remains on track and our ecommerce business continues to grow at double digit rates. On the international front, we continue to have strong performance in Canada, the UK, Japan, and the Middle East and are making strides in newer territories. We are also extremely excited about the positive initial feedback we are receiving on our highly anticipated handbag collection which recently launched in select distribution in time for the important holiday gift-giving season. We continue to make progress on our various operational improvement initiatives and anticipate additional gross margin rate expansion during the remainder of fiscal 2014. Given these activities, along with our solid third quarter performance, we remain confident in our strategy to deliver 15% to 20% net sales growth and 20% to 25% net income growth annually.”

For fiscal 2014, the Company now expects to:

•	Achieve total net sales of $335 million to $345 million, including revenues from nine new retail stores and comparable sales growth in the high single-digit range for retail stores only and low double-digit range including ecommerce sales

•	Expand gross margin 200 to 250 basis points

•	Increase adjusted selling, general, and administrative expenses as a percent of sales 200 to 250 basis points over the adjusted fiscal 2013 rate of 25.6%

•	Generate adjusted diluted earnings per share of $0.90 to $0.94

•	Spend $20 million to $23 million in capital expenditures

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided, with respect to financial results relating to the third quarter and thirty-nine week period of fiscal 2013, adjusted selling, general and administrative expenses, adjusted operating income, adjusted interest expense, adjusted provision for taxes, adjusted net loss from discontinued operations, adjusted net income and adjusted earnings per share and related shares outstanding, which are non-GAAP financial measures, in order to eliminate the effect on operating results of certain public company transition costs and the results of the non-Vince businesses that were separated on November 27, 2013, as well as present interest expense and income taxes during all periods on a basis that is consistent with our current debt structure and anticipated effective tax rates. The Company has also provided, with respect to financial results relating to the thirty-nine week period of fiscal 2014, adjusted selling, general and administrative expenses, adjusted operating income, adjusted provision for taxes, adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, in order to eliminate the effect on operating results the costs related to the Secondary Offering. The Company believes that the presentation of adjusted results facilitates an understanding of the Company’s continuing operations without the non-recurring impact associated with the IPO and related restructuring transactions as well as the Secondary Offering costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in Exhibits 3 through 5 to this press release.

2014 Third Quarter Earnings Conference Call

The Company plans to release its third quarter and year to date fiscal 2014 results and its updated outlook for fiscal 2014 on Tuesday, December 2, 2014. A conference call will be held at 9:00 a.m. ET on that date, hosted by Vince Holding Corp. Chairman and Chief Executive Officer, Jill Granoff, and Chief Financial Officer, Lisa Klinger. During the conference call, the Company may answer questions concerning business and financial developments, trends and other business or financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing 877-201-0168, conference ID 26906308. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at http://investors.vince.com/.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for effortless style and timeless sophistication with a focus on clean, modern silhouettes and luxe details. Established in 2002, the brand now offers a wide range of women’s, men’s and children’s apparel, women’s and men’s footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,400 stores across 48 countries. With corporate headquarters in New York and its design studio in Los Angeles, the company operates 28 full-price retail stores, 9 outlet stores and its ecommerce site, VINCE.com. Please visit www.VINCE.com for more information.

Forward Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated. These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors.” We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Vince Holding Corp. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited, amounts in thousands)	Exhibit (1)

	Three Months Ended		Nine Months Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net sales	$102,947	$85,755	$245,725	$200,412
Cost of products sold	52,299	44,032	124,652	107,538

Gross profit	50,648	41,723	121,073	92,874
as a % of net sales	49.2%	48.7%	49.3%	46.3%
Selling, general and administrative expenses	25,818	24,185	71,092	58,451

as a % of net sales	25.1%	28.2%	29.0%	29.1%
Income from operations	24,830	17,538	49,981	34,423
Interest expense, net	2,235	—	7,570	15,883
Other expense, net	72	125	557	637

Income before taxes	22,523	17,413	41,854	17,903
Income taxes	9,212	945	16,658	2,819

Net income from continuing operations	13,311	16,468	25,196	15,084
Net loss from discontinued operations, net of taxes	—	(18,827)	—	(43,086)

Net income (loss)	$13,311	$(2,359)	$25,196	$(28,002)

Basic earnings (loss) per share:
Basic EPS – Continuing operations	$0.36	$0.63	$0.69	$0.58
Basic EPS – Discontinued operations	—	(0.72)	—	(1.65)

Basic EPS – Total	$0.36	$(0.09)	$0.69	$(1.07)

Diluted earnings (loss) per share:
Diluted EPS – Continuing operations	$0.35	$0.62	$0.66	$0.57
Diluted EPS – Discontinued operations	—	(0.71)	—	(1.63)

Diluted EPS – Total	$0.35	$(0.09)	$0.66	$(1.06)

Weighted average shares outstanding:
Basic	36,728,969	26,228,605	36,726,338	26,216,955
Diluted	38,303,603	26,677,773	38,243,368	26,413,307

Vince Holding Corp. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands)	Exhibit (2)

	November 1, 2014	February 1, 2014
ASSETS
Current assets:
Cash and cash equivalents	$34	$21,484
Trade receivables, net	38,092	40,198
Inventories, net	52,725	33,956
Prepaid expenses and other current assets	7,292	8,093

Total current assets	98,143	103,731
Property, plant and equipment, net	25,418	13,615
Intangible assets, net	109,794	110,243
Goodwill	63,746	63,746
Deferred income taxes and other assets	107,140	123,007

Total assets	$404,241	$414,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,142	$23,847
Accrued salaries and employee benefits	5,901	5,425
Other accrued expenses	7,812	9,061

Total current liabilities	41,855	38,333
Long-term debt	122,500	170,000
Deferred income taxes and other	10,307	3,443
Other liabilities	168,924	169,015
Stockholders’ equity	60,655	33,551

Total liabilities and stockholders’ equity	$404,241	$414,342

Vince Holding Corp. and Subsidiaries Reconciliation of net income on a GAAP basis to “Adjusted net income” (Unaudited, amounts in thousands except percentages, share and per share data)	Exhibit (3)

	For the nine months ended November 1, 2014
	As Reported	Adjustments		As Adjusted
Net sales	$245,725	$—		$245,725
Cost of products sold	124,652	—		124,652

Gross profit	121,073	—		121,073
Selling, general and administrative expenses	71,092	(571	)(a)	70,521

as a % of net sales	29.0%			28.7%
Income from operations	49,981	571		50,552
as a % of net sales	20.3%			20.6%
Interest expense, net	7,570	—		7,570
Other expense, net	557	—		557

Income before taxes	41,854	571		42,425
Income taxes	16,658	228	(b)	16,886

Net income from continuing operations	25,196	343		25,539
Net loss from discontinued operations, net of tax	—	—		—

Net income	$25,196	$343		$25,539

Basic earnings per share:
Basic EPS – Continuing operations	$0.69	$0.01		$0.70
Basic EPS – Discontinued operations	—	—		—

Basic EPS – Total	$0.69	$0.01		$0.70

Diluted earnings per share:
Diluted EPS – Continuing operations	$0.66	$0.01		$0.67
Diluted EPS – Discontinued operations	—	—		—

Diluted EPS – Total	$0.66	$0.01		$0.67

Weighted average shares outstanding:
Basic shares	36,726,338			36,726,338
Diluted shares	38,243,368			38,243,368

(a)	To adjust selling, general and administrative expenses to remove the costs incurred by the Company related to the Secondary Offering completed in July 2014.
(b)	Represents the tax effect on the Secondary Offering costs incurred at the Company’s estimated annual effective tax rate of 40%.

Vince Holding Corp. and Subsidiaries Reconciliation of net income on a GAAP basis to “Adjusted net income” (Unaudited, amounts in thousands except percentages, share and per share data)	Exhibit (4)

	For the three months ended November 2, 2013
	As Reported	Adjustments		As Adjusted
Net sales	$85,755	$—		$85,755
Cost of products sold	44,032	—		44,032

Gross profit	41,723	—		41,723
Selling, general and administrative expenses	24,185	(3,177	)(a)	21,008

as a % of net sales	28.2%			24.5%
Income from operations	17,538	3,177		20,715
as a % of net sales	20.5%			24.2%
Interest expense, net	—	2,900	(b)	2,900
Other expense, net	125	—		125

Income before taxes	17,413	277		17,690
Income taxes	945	6,131	(c)	7,076

Net income from continuing operations	16,468	(5,854)		10,614
Net loss from discontinued operations, net of tax	(18,827)	18,827	(d)	—

Net (loss) income	$(2,359)	$12,973		$10,614

Basic earnings (loss) per share:
Basic EPS – Continuing operations	$0.63	$(0.34)		$0.29
Basic EPS – Discontinued operations	(0.72)	0.72		—

Basic EPS – Total	$(0.09)	$0.38		$0.29

Diluted earnings (loss) per share:
Diluted EPS – Continuing operations	$0.62	$(0.34)		$0.28
Diluted EPS – Discontinued operations	(0.71)	0.71		—

Diluted EPS – Total	$(0.09)	$0.37		$0.28

Weighted average shares outstanding:
Basic shares	26,228,605	10,495,122	(e)	36,723,727
Diluted shares	26,677,773	11,345,954	(e)	38,023,727

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations.
(b)	To adjust interest expense to add interest expense per the new $175 million Term Loan facility and impact of amortization of deferred financing costs.
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate.
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations.
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis.

Vince Holding Corp. and Subsidiaries Reconciliation of net income on a GAAP basis to “Adjusted net income” (Unaudited, amounts in thousands except percentages, share and per share data)	Exhibit (5)

	For the nine months ended November 2, 2013
	As Reported	Adjustments		As Adjusted
Net sales	$200,412	$—		$200,412
Cost of products sold	107,538	—		107,538

Gross profit	92,874	—		92,874
Selling, general and administrative expenses	58,451	(7,188	)(a)	51,263

as a % of net sales	29.1%			25.6%
Income from operations	34,423	7,188		41,611
as a % of net sales	17.2%			20.8%
Interest expense, net	15,883	(7,183	)(b)	8,700
Other expense, net	637	—		637

Income before taxes	17,903	14,371		32,274
Income taxes	2,819	10,091	(c)	12,910

Net income from continuing operations	15,084	4,280		19,364
Net loss from discontinued operations, net of tax	(43,086)	43,086	(d)	—

Net (loss) income	$(28,002)	$47,366		$19,364

Basic earnings (loss) per share:
Basic EPS – Continuing operations	$0.58	$(0.05)		$0.53
Basic EPS – Discontinued operations	(1.65)	1.65		—

Basic EPS – Total	$(1.07)	$1.60		$0.53

Diluted earnings (loss) per share:
Diluted EPS – Continuing operations	$0.57	$(0.06)		$0.51
Diluted EPS – Discontinued operations	(1.63)	1.63		—

Diluted EPS – Total	$(1.06)	$1.57		$0.51

Weighted average shares outstanding:
Basic shares	26,216,955	10,506,772	(e)	36,723,727
Diluted shares	26,413,307	11,277,087	(e)	37,690,394

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations.
(b)	To adjust interest expense to eliminate historical expense and add interest expense per the new $175 million Term Loan facility and impact of amortization of deferred financing costs.
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate.
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations.
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis.